Exhibit 99.1

FOR IMMEDIATE RELEASE

Ford Motor Credit Company Announces Offer To Exchange Outstanding Debt Securities For New Notes And Cash

DEARBORN, Mich., May 2, 2006 — Ford Motor Credit Company (the “Company”) today announced an offer to exchange a portion of its outstanding debt securities listed in the table below (the “Old Notes”) for a new series of up to $1,000,000,000 aggregate principal amount of fixed rate notes due September 15, 2010 (the “New Fixed Rate Notes”), a new series of up to $1,000,000,000 aggregate principal amount of floating rate notes due June 15, 2011 (the “New Floating Rate Notes” and, together with the New Fixed Rate Notes, the “New Notes”) and up to $1,000,000,000 in cash (collectively, with the New Notes, the “Exchange Offers”). Consummation of the Exchange Offers is subject to certain conditions, including the requirement that the Company receives valid tenders, not validly withdrawn, for at least $500,000,000 aggregate principal amount of New Fixed Rate Notes and for at least $500,000,000 aggregate principal amount of New Floating Rate Notes.

CUSIP	Common Code	Coupon of Old Notes	Maturity Date of Old Notes	Aggregate Principal Amount Outstanding	Acceptance Priority Level
-	013790493	Floating Rate	10/29/2006	$ 225,000,000	1
345397UB7	020574496	Floating Rate	11/16/2006	800,000,000	2
345397TX1	013802386	6.500%	1/25/2007	4,000,000,000	3
3454024U2	011828574	7.750%	2/15/2007	500,000,000	4
-	010854750	Floating Rate	3/13/2007	300,000,000	5
345397UF8	-	Floating Rate	3/21/2007	750,000,000	6
345397RR6	007716168	7.200%	6/15/2007	1,000,000,000	7
3454025S6	020212403	Floating Rate	9/28/2007	1,400,000,000	8
345397UH4	23448009	Floating Rate	11/2/2007	500,000,000	9
345397UE1	020990643	4.950%	1/15/2008	1,000,000,000	10
345397UG6	-	6.625%	6/16/2008	1,500,000,000	11
345397GX5	-	6.750%	8/15/2008	300,000,000	12
345397UA9	017704877	5.625%	10/1/2008	1,000,000,000	13
345397GZ0	016222062	6.375%	11/5/2008	300,000,000	14
345397SG9	009373349	5.800%	1/12/2009	2,800,000,000	15

The purpose of the transaction is to lengthen the Company’s debt maturities and reduce its overall debt levels.

The offering is only made, and copies of the offering documents will only be made available to, (i) holders of Old Notes that have certified certain matters to the Company, including their status as "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933 (the "Securities Act"), or (ii) outside the United States, to holders of Old Notes who are non-U.S. persons in compliance with Regulation S under the Securities Act (collectively, referred to herein as "Eligible Holders"). An offering memorandum, dated today, will be made available to Eligible Holders through the information agent, Global Bondholder Services Corporation, at 866-470-4200 or 212-430-3774.

The following provides a brief summary of key elements of the exchange offer:

•
The exchange offer will expire at 12:00 midnight, New York City time, on May 30, 2006, unless extended or terminated. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. New York City time on May 12, 2006, subject to extension.

•
The Company is offering to exchange, for each $1,000 principal amount of Old Notes, a principal amount of New Notes and cash equal to the total exchange price therefor. The total exchange price will include an early participation payment payable only to holders of Old Notes that tender their Old Notes at or before 5:00 p.m. New York City time on May 12, 2006, subject to extension.

•
Old Notes tendered for exchange will be accepted in accordance with their acceptance priority level listed above, and to the extent tendered Old Notes exceed the maximum principal amount of New Fixed Rate Notes or New Floating Rate Notes, as the case may be, tendering eligible holders of Old Notes with the lowest numerical priority level included for acceptance will receive New Notes and cash on a prorated basis.

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The exchange offers are being made only pursuant to an offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

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